UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/19/2007

American Mold Guard, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32862

California	74-3077656
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30270 Rancho Viejo Road, Suite E, San Juan Capistrano, California 92675
(Address of principal executive offices, including zip code)

949-240-5144
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 19, 2007, American Mold Guard, Inc. (the "Company") entered into a Security Agreement (the "Security Agreement") with Calliope Capital Corporation, a Delaware corporation ("Calliope"). Pursuant to the Security Agreement, the Company issued to Calliope a secured convertible term note in the aggregate principal amount of $2,000,000 (the "Secured Convertible Note") and obtained a $2,000,000 revolving credit facility. (the "Revolving Credit Facility").

The Secured Convertible Note bears interest at a rate per annum equal to the "prime rate" published in the Wall Street Journal from time to time plus two percent (2%), subject to a floor of nine percent (9%) per annum and a ceiling of eleven (11%) per annum until paid. The initial interest payable on the Secured Convertible Note is ten and one-quarter percent (10.25%) per annum. Interest due under the Secured Convertible Note is payable monthly in arrears beginning on September 1, 2007. The maturity date of the Secured Convertible Note is July 19, 2010. Amortizing payments are due pursuant to the Secured Convertible Note on October 1, 2007, and the first business day of each month thereafter in an amount equal to $60,606.06. The Company has the right to prepay the Secured Convertible Note at any time by paying to Calliope a sum of money equal to one hundred thirty percent (130%) of the principal amount of the Secured Convertible Note outstanding at the time of prepayment, together with all accrued but unpaid interest thereon. Calliope has the right, but not the obligation, at any time to convert all or any portion of the outstanding principal amount and accrued interest on the Secured Convertible Note into fully paid and nonassessable shares of common stock of the Company at a fixed conversion price equal to $1.85 per share. If an Event of Default (as defined in the Secured Convertible Note) occurs, the Company is required to pay additional interest on the outstanding balance of the Secured Convertible Note equal to one percent (1%) per month until such Event of Default is cured or waived.

Out of the $2,000,000 in gross proceeds that the Company has received from Calliope through the issuance of the Secured Convertible Note, the following fees payable in cash have been or will be deducted in connection with the transaction:

(1)        $140,000 to Laurus Capital Management LLC, the manager of Calliope, for commitment fees.

(2)        $125,000 to Equity Source Partners for financial advisory fees and non-accountable expenses.

(3)        $55,966 to Calliope and Loeb & Loeb LLP for due diligence and legal fees.

Thus, the Company expects to receive net proceeds of $1,679,034 from the issuance of the Secured Convertible Note to Calliope.

Pursuant to the terms of the Revolving Credit Facility, Calliope may make revolving loans (the "Revolving Loans") to the Company from time to time during the term of the Revolving Credit Facility in an aggregate amount not to exceed the lesser of (i) $2,000,000 minus $250,000 until the Company achieves operating profitability for any two consecutive fiscal quarters or (ii) an amount equal to ninety percent (90%) of eligible Company commercial account receivables plus seventy percent (70%) of eligible Company consumer account receivables minus $250,000. Any Revolving Loans made to the Company will be evidenced by one or more "Revolving Loan Notes", and will bear interest at a rate per annum equal to the "prime rate" published in the Wall Street Journal from time to time plus two percent (2%). If any Event of Default (as defined in the Revolving Credit Facility) occurs under a Revolving Loan, the Company is required to pay additional interest on the outstanding balance of any Revolving Loan equal to one percent (1%) per month. As of the date of this Form 8-K, the Company has not received any Revolving Loans under the Revolving Credit Facility.

The Secured Convertible Note and any and all Revolving Loans are secured by all of the assets of the Company as more fully set forth in the Security Agreement, a copy of which is attached hereto a Exhibit 10.1.

As part of the transaction established by the Security Agreement, the Company issued to Calliope a common stock purchase warrant (the "Warrant"). The Warrant entitles the holder thereof to purchase up to 1,137,010 shares of the Company's common stock at any time until July 19, 2012 at a purchase price of $1.93 per share. The purchase price may be adjusted if specific events occur, as defined in the Warrant.

As a further part of the transaction established by the Security Agreement, the Company and Calliope entered into an Equity Pledge Agreement pursuant to which, as security for the Secured Convertible Note and any Revolving Loans, the Company has pledged to Calliope all of the Company's rights, title and interests in all of the Company's equity interest in its two wholly-owned subsidiaries, Trust One Termite, Inc., a California corporation and AMG Scientific, LLC, a California limited liability company.

As a further part of the transaction established by the Security Agreement, the Company and Calliope entered into a Registration Rights Agreement pursuant to which the Company is required to file with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, relating to the shares of Company common stock issuable upon conversion of the Secured Convertible Note and upon exercise of the Warrant. The registration statement required to be filed by the Company pursuant to the Registration Rights Agreement must be filed within 60 days after the issuance of the Secured Convertible Note and the Warrant and must be declared effective by the Commission within 180 days after the issuance of the Secured Convertible Note and Warrant. If the required registration statement is not filed within 60 days after the issuance of the Secured Convertible Note and the Warrant, or declared effective within 180 days after the issuance of the Secured Convertible Note and Warrant, then the Company shall be required to pay to Calliope, as liquidated damages, an amount in cash equal to one percent (1%) of the principal amount of the Secured Convertible Note for each 30-day period that the Company fails to file the registration statement as required or fails to have the registration statement declared effective as required.

The foregoing description is a summary of the material terms of the Security Agreement, the Secured Convertible Note, the Revolving Loan Notes, the Warrant, the Equity Pledge Agreement and Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Security Agreement, the Secured Convertible Note, the form of Revolving Loan Note, the Warrant, the Equity Pledge Agreement and the Registration Rights Agreement, copies of which are attached to this Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.

On July 25, 2007, the Company issued a press release announcing the foregoing described transaction with Calliope. A copy of the press release is furnished as Exhibit 99.1.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See discussion set forth in Item 1.01 above.

Item 3.02.    Unregistered Sales of Equity Securities

On July 19, 2007, the Company issued to Calliope Capital Corporation, a Delaware corporation ("Calliope") a secured convertible term note in the aggregate principal amount of $2,000,000 (the "Secured Convertible Note") pursuant to the terms of the Security Agreement referenced in Item 1.01 above.

On July 19, 2007, and in connection with entering into the Security Agreement referenced in Item 1.01 above, the Company issued to Calliope a common stock purchase warrant (the "Warrant") entitling Calliope to purchase up to 1,137,010 shares of the Company's common stock at any time until July 19, 2012 at a purchase price of $1.93 per share. The purchase price may be adjusted if specific events occur, as defined in the Warrant.

The issuance of the Secured Convertible Note and the Warrant to Calliope was made in reliance on the exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering. The Security Agreement contains representations to support the Company's reasonable belief that Calliope is an accredited investor as set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and that Calliope has acquired the Secured Convertible Note and the Warrant for investment and not with a view to the distribution thereof.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mold Guard, Inc.

Date: July 25, 2007	By:	/s/ Thomas Blakeley
Thomas Blakeley
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Security Agreement Dated July 19, 2007 by and between American Mold Guard, Inc. and Calliope Capital Corporation
EX-10.2	Secured Convertible Term Note Dated July 19, 2007 Issued by American Mold Guard, Inc.
EX-10.3	Form of Secured Revolving Note
EX-10.4	Common Stock Purchase Warrant Dated July 19, 2007 Issued by American Mold Guard, Inc.
EX-10.5	Equity Pledge Agreement Dated July 19, 2007 by and between American Mold Guard, Inc. and Calliope Capital Corporation
EX-10.6	Registration Rights Agreement Dated July 19, 2007 by and between American Mold Guard, Inc. and Calliope Capital Corporation
EX-99.1	Press Release of American Mold Guard, Inc. Issued July 25, 2007 and Entitled "American Mold Guard Secures Up To $4,000,000 of Funding."